Exhibit 10.1

March 28, 2023

GigCapital5, Inc.

1731 Embarcadero Rd., Suite 200

Palo Alto, CA 94303

Re: Amendment to the Insider Letter Agreement dated as of September 23, 2021

Ladies and Gentlemen:

On September 23, 2021, GigCapital5, Inc., a Delaware corporation (the “Company”), Interest Solutions, LLC, a Delaware limited liability company, (the “ICR”), the undersigned individual insiders of GigCapital5, Inc. (collectively, with ICR, the “Insiders”) and Wells Fargo Securities, LLC and William Blair & Company, L.L.C., as representatives (the “Representatives”) of the several underwriters, entered into that certain letter agreement (this “Insider Letter Agreement”), relating to an underwritten initial public offering of 23,000,000 units (the “Units”), each Unit consisting of one share of the Company’s common stock, par value $0.0001 per share and one redeemable warrant to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment. Capitalized terms used herein but not defined in context are defined in the Letter Agreement.

The Company, the Insiders, and the Representatives desire to amend certain provisions of the Insider Letter Agreement by executing this amendment (“Amendment”) and hereby agree as follows:

1. Section 1(b) of the Insider Letter Agreement is hereby amended and restated in its entirety to read as follows:

(b) the undersigned hereby agrees not to propose for a stockholder approval any amendment to the Amended and Restated Certificate of Incorporation that would (i) affect the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within 18 months of the closing of the IPO (or up to 24 months if the period to complete a Business Combination is extended as set forth in the Company’s Amended and Restated Certificate of Incorporation), or (ii) alter its provisions relating to the Company’s pre-Business Combination activity or the related stockholders’ rights prior to the consummation of such Business Combination, unless, in each case, the Company provides the holders of any Offering Shares with the opportunity to redeem their Offering Shares upon the approval of any such amendment. Such redemption must be at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest (which interest shall be net of franchise and income taxes payable by the Company), divided by the number of then outstanding Offering Shares; and

2. Section 2 of the Insider Letter Agreement is hereby amended and restated in its entirety to read as follows:

2. If the Company fails to consummate a Business Combination within 18 months of the completion of the IPO (or up to 24 months if the period to complete a Business Combination is extended as set forth in the Company’s Amended and Restated Certificate of Incorporation), or such other time period as may be set forth in the Amended and Restated Certificate of Incorporation, the undersigned will cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, but not more than 10 business days thereafter, redeem the Offering Shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the Trust Account (which interest shall be net of taxes payable by the Company and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares, which redemption will completely extinguish the holders’ rights as stockholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in the cases of clauses (ii) and (iii) to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law.

3. Section 3 of the Insider Letter Agreement is hereby amended and restated in its entirety to read as follows:

3. Each of the undersigned hereby waives any and all right, title, interest or claim of any kind the undersigned may have in the future in or to any distribution of the Trust Account and any remaining assets of the Company as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever; provided, that the foregoing waiver shall not apply with respect to liquidating distributions from the Trust Account made in connection with any Offering Shares purchased by the undersigned or its Affiliates during the IPO or on the open market after the completion of the IPO if the Company fails to complete a Business Combination within 18 months of the closing of the IPO (or up to 24 months if the period to complete a Business Combination is extended as set forth in the Company’s Amended and Restated Certificate of Incorporation). Each of the undersigned acknowledges and agrees that there will be no distribution from the Trust Account with respect to any of the Offering Warrants, all rights of which will terminate upon the Company’s liquidation.

4. The Insider Letter Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of the parties under the Letter Agreement, as in effect prior to the date hereof. This Amendment may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

5. This Amendment shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed within the State of New York, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.

6. This Amendment shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns.

7. This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “execution,” signed,” “signature,” and words of like import in this Letter Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

[Signature Page Follows]

Very truly yours,

/s/ Raluca Dinu
Dr. Raluca Dinu,

President, Chief Executive Officer, Secretary, and Director of GigCapital5, Inc.

/s/ Avi S. Katz
Dr. Avi S. Katz, Executive Chairman of the Board of Directors of GigCapital5, Inc.

/s/ Dorothy D. Hayes
Dorothy D. Hayes, Director of GigCapital5, Inc.

/s/ Raanan Horowitz
Raanan Horowitz, Director of GigCapital5, Inc.

INTEREST SOLUTIONS, LLC

/s/ John Sorenson
By: John Sorensen
Title: Chief Operating Officer

Accepted and agreed this 28th day of March, 2023.

GIGCAPITAL5, INC.

/s/ Raluca Dinu
By: Dr. Raluca Dinu, Chief Executive Officer and President

WELLS FARGO SECURITIES, LLC

/s/ Elizabeth Alvarez
By: Elizabeth Alvarez Title: Managing Director

WILLIAM BLAIR & COMPANY, L.L.C.

/s/ Bryan P. Finkel
By: Bryan P. Finkel Title: Managing Director

[Signature page to Amendment to Insider Letter Agreement]